Exhibit 99.1

Titan Environmental Solutions Inc. Appoints Edward J. Borkowski and Edward F. Feighan to its Board of Directors

Bloomfield Hills, MI—April 9, 2025 –Titan Environmental Solutions Inc. (“Titan” or the “Company”) (OTCQB: TESI), an integrated provider of non-hazardous solid waste and recycling collection, transportation, transfer and disposal services, today announced the appointment of Edward J. Borkowski and Edward F. Feighan to its board of directors, effective immediately.

Edward J. Borkowski, age 65, is a healthcare executive who currently serves as an independent consultant. From April 2023 to July 2024, Mr. Borkowski was Executive Vice President and Chief Financial Officer of Purdue Pharma LP, a privately-held pharmaceutical company that is currently in bankruptcy. He was also Executive Vice President for Therapeutics MD, Inc., a pharmaceutical company focused on family planning and women’s health issues, a position he has held from January 2020 to October 2022. Mr. Borkowski also serves on the board of directors of Entero Therapeutics Inc, a clinical stage biopharmaceutical company, a position he has held since May 2015. He started his career with Arthur Andersen & Co. after receiving his MBA from Rutgers University subsequent to having earned his degree in Economics and Political Science from Allegheny College. Mr. Borkowski is currently a Trustee and a member of the Executive Committee of Allegheny College.

Edward F. Feighan, age 77, is currently, and has been since 2016, the Chairman and Chief Executive Officer of Covius LLC, a privately-held firm providing a range of services to the mortgage securitization industry. Mr. Feighan has been an owner and director of Continental Heritage Insurance Company, an early leader in the cannabis insurance market which provides surety bonds and other insurance solutions to the emerging cannabis markets, for more than 20 years. Previously, Mr. Feighan served as Chairman and Chief Executive Officer of ProCentury Insurance Corporation from its initial public offering in 2004 until the sale of the company to another public insurance group in 2008. Mr. Feighan is also Chairman of the Board of Range Impact Inc., a public impact investing company. Mr. Feighan served five terms as a Member of the United States House of Representatives from 1983 to 1993. During those ten years, Mr. Feighan served on the U.S. House Judiciary Committee and Foreign Affairs Committee. Mr. Feighan earned his law degree from Cleveland State University.

“We are pleased to welcome Ed Borkowski and Ed Feighan to our Board of Directors,” said Glen Miller, Chairman and Chief Executive Officer of Titan. “Their extensive experience in financial controls coupled with their significant public company board experience will be instrumental in guiding our continued growth and focus on operational excellence. In addition, their knowledge, experience and institutional relationships will enable us to expand Titan’s market presence both organically and acquisitively as we move toward a listing on a national securities exchange and execution of our business plan.”

FOR MORE INFORMATION

Glen Miller

Chief Executive Officer

IR@titancares.com

About Titan Environmental Solutions Inc.

Titan Environmental Solutions Inc., based in Bloomfield Hills, MI, is an environmental services company with an emphasis on improving environmental efficiency while relying on brick and mortar, cash-flow-generating traditional waste management and recycling targets. In additional to Titan’s waste services businesses, the Company will focus on being a consolidator of environmental service companies with a focus on acquiring well-established, cash-flow-generating assets in the environmental industry, vertically integrating its operations and integrating future acquisitions into its waste management businesses. Titan’s goal is to continue to grow as an entrepreneurial-driven, service-oriented, waste and recycling solutions company with a comprehensive waste solution platform to meet customer demands, including, collections, hauling, recycling, and technology-based waste reduction solutions. The Company’s vertically aligned services provide customers with convenience and increased revenues by lowering waste disposal costs. Please visit www.TitanCares.com for more information on the services Titan offers or call 248-775-7400.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Titan’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Titan’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K.

Titan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Titan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Titan or other matters and attributable to Titan or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Titan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Titan does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.